Exhibit 23.1

Audit • Tax • Advisory

Grant Thornton LLP
175 W Jackson Boulevard, 20th Floor
Chicago, IL 60604-2687

T 312.856.0200
F 312 565 4719
www.GrantThornton.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 27, 2011, with respect to the financial statements and supplemental schedule of the Tenneco Employee Stock Ownership Plan for Salaried Employees Form 11-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of Tenneco Inc. on Form S-8 (File No. 333-33442, effective March 28, 2000 and 333-58056, effective March 30, 2001).
Chicago, Illinois
June 27, 2011
Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd